Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Codiak BioSciences, Inc. (the “Company”) for the quarter ended September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 19, 2020	By:	/s/ DOUGLAS E. WILLIAMS
Douglas E. Williams, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 19, 2020	By:	/s/ Linda C. Bain
Linda C. Bain
Chief Financial Officer
(Principal Financial and Accounting Officer)